                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [ x ]
Filed by the Party other than the Registrant [   ]

Check the appropriate box:

[    ]    Preliminary Proxy Statement      [   ] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(E)(2))
[  X ]    Definitive Proxy Statement
[    ]    Definitive Additional Materials
[    ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



 . . . . . . . . . . . . . . . . .WESBANCO, INC.  . . . . . . . . . . . . .
                  (Name of Registrant as Specified in Its Charter)
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[    ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
          or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[    ]    $500 per each party to the controversy pursuant to
          Exchange Act Rule 14a-6(i)(3).
[    ]    Fee computed on table below per Exchange Act Rules 14a-6-(i)(4)
          and 0-11.

     1) Title of each class of securities to which transaction applies:

          . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     2) Aggregate number of securities to which transaction applies:

          . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     3) Per unit price or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     4)   Proposed maximum aggregate value of transaction:

          . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     5)   Total fee paid:

          . . . . . . . . . . . . . . . . . . . . . . . . . . . .

[  X ]    Fee paid previously with preliminary materials.
[    ]    Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement Number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
          . . . . . . . . . . . . . . . . . . . . . . . . . . .
     2)   Form, Schedule or Registration Statement No.:
          . . . . . . . . . . . . . . . . . . . . . . . . . . .
     3)   Filing Party:
          . . . . . . . . . . . . . . . . . . . . . . . . . . .
     4)   Date Filed:
          . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                            [LOGO]


                             WESBANCO, INC.
                     Wheeling, West Virginia  26003

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               To Be Held
                             April 17, 1996

TO THE STOCKHOLDERS OF WESBANCO, INC.:

    Notice is hereby given that the Annual Meeting of the Stockholders of Wesbanco, Inc. will be held at the McLure House Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, on Wednesday, April 17, 1996, at 4:00 p.m.

    The purposes of the meeting are as follows:

       (1) To elect six (6) persons to the Board of Directors, each to serve for a term of three (3) years.

       (2) To consider and act upon a proposed amendment to the Corporation's Dividend Reinvestment and Stock Purchase Plan to authorize the purchase of treasury stock or authorized but unissued shares of common stock from the Corporation in addition to open market purchases.

       (3) To consider and act upon such other matters as properly may come before the meeting or any adjournment thereof.

    The holders of the common stock of the Corporation as of the close of business on March 8, 1996, are entitled to vote at the meeting.

    You are requested to sign and date the enclosed form of Proxy and return it in the enclosed envelope at your earliest convenience. As indicated in the accompanying Proxy Statement, proxies may be revoked at any time prior to the voting thereof.

By order of the Board of Directors.

                                     SHIRLEY A. BUCAN
                                     Secretary


Wheeling, West Virginia
March 15, 1996

                             PROXY STATEMENT
                                   OF
                              WESBANCO, INC.
                                Bank Plaza
                      Wheeling, West Virginia  26003

                     ANNUAL MEETING OF STOCKHOLDERS
                            APRIL 17, 1996
                     -------------------------------
    This statement is furnished to the stockholders of Wesbanco, Inc. in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Corporation, which will be held at the McLure House Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, at 4:00 p.m. on Wednesday, April 17, 1996. This statement is being mailed to the stockholders on or about March 15, 1996.

    Wesbanco, Inc. is the parent company and the holder of all of the outstanding shares of the capital stock of Wesbanco Bank Wheeling, Wheeling, West Virginia, Wesbanco Bank South Hills, Charleston, West Virginia, Wesbanco Bank Parkersburg, Parkersburg, West Virginia, Wesbanco Bank Barnesville, Barnesville, Ohio, Wesbanco Bank Kingwood, Inc., Kingwood, West Virginia, and Wesbanco Bank Fairmont, Inc., Fairmont, West Virginia.

    James C. Gardill is the Chairman of the Board of Wesbanco, Inc. and Robert H. Martin serves as Vice Chairman of the Board; Executive Officers of Wesbanco, Inc. include Edward M. George, President and Chief Executive Officer; Paul M. Limbert, Executive Vice President and Chief Financial Officer; Dennis P. Yaeger, Executive Vice President and Chief Operating Officer; Robert V. Aiken, Senior Vice President-Loan Administration; John W. Moore, Jr., Senior Vice President-Human Resources; Jerome B. Schmitt, Senior Vice President-Investments; Edward
G. Sloane, Vice President-Management Information Systems; Larry L. Dawson, Vice President; Jerry A. Halverson, Vice President; and Albert
A. Pietz, Jr., Vice President and Compliance Officer.

                                Proxies
                                -------
    The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is being borne by the Corporation. Proxies may be revoked, by the stockholders who execute them, at any time prior to the exercise thereof, by written notice to the Corporation, or by announcement at the stockholders meeting. Unless so revoked, the shares represented by all proxies will be voted, by the persons named in the proxies, at the stockholders meeting and all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the judgment of the holders of such proxies.

                     Stock Outstanding and Voting Rights
                     -----------------------------------
    The authorized capital stock of the Corporation consists of 25,000,000 shares of common stock of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock without par value. Of the 25,000,000 shares of authorized common stock, 8,476,572 shares presently are issued and outstanding. There are no shares of preferred stock issued and outstanding.

    The Corporation redeemed the outstanding shares of Wesbanco Series A 8% Cumulative Preferred Stock on November 17, 1995. The shares of preferred stock were issued effective February 28, 1994, in conjunction with the acquisition of First Fidelity Bancorp, Inc. in exchange for all of the outstanding First Fidelity Preferred Stock. The Wesbanco
Preferred Stock was designated as Series A 8% Cumulative Preferred Stock with a par value of $1.25 per share (hereinafter called "Wesbanco
Preferred Stock"). The holders of such shares had the right to receive cash or elect to convert such shares into Wesbanco Common Stock.
Pursuant to such shareholder elections, 105,797 shares of Wesbanco
Common Stock were issued to such holders upon their election to convert such shares.

    The authorized shares of preferred stock of Wesbanco may be issued in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could affect the relative rights of Wesbanco Common Stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors of Wesbanco at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the company, redemption rights, rights to convert their preferred stock into shares of Wesbanco Common Stock, and voting rights which would tend to dilute the voting control of the Corporation by the holders of Wesbanco Common Stock.

    Stockholders of record as of the close of business on March 8, 1996, will be entitled to vote at the stockholders meeting. Each stockholder will be entitled to one vote for each share of common stock held, as shown by the records of the Corporation at that time. Cumulative voting, in the election of Directors, is permitted by State statute, and the exercise of that right is not subject to any condition precedent. Each stockholder is entitled to as many votes as shall equal the number of his shares of common stock multiplied by the number of Directors to be elected within each class, and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for as he may see fit.

    To the best of management's knowledge, the Trust Department of Wesbanco Bank Wheeling, Bank Plaza, Wheeling, West Virginia, 26003, is the only holder or beneficial owner of more than 5% of the common stock of the Corporation. As of February 16, 1996, 849,869 shares of the common stock of the Corporation, representing 10.02% of the shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 192,448 shares, representing 2.27% of the shares outstanding, has partial voting control of 29,707 shares, representing 0.35% of the shares outstanding, and sole voting control of 627,714 shares, representing 7.40% of the shares outstanding. In accordance with its general practice, shares of the common stock of the Corporation over which the Bank has sole voting control will be voted in accordance with the recommendations of management. Shares over which the Bank has partial voting control will be similarly voted if the Bank has the concurrence of the co-fiduciary or co-fiduciaries.

    The following table lists each stockholder known to Wesbanco to be the beneficial owner of more than 5% of Wesbanco's common stock as of February 16, 1996, as more fully described above:

                            Principal Holders
                            -----------------

                    Name &
                    Address of          Amount and Nature
Title               Beneficial          of Beneficial          Percent
Class               Owner               Ownership              of Class
-----               ----------          ------------------     --------
Common              Wesbanco Bank
                    Wheeling Trust Dept.
                    Bank Plaza
                    Wheeling, WV 26003    849,869*             10.02%

*Nature of beneficial ownership more fully described in text immediately preceding table.

                          Election of Directors
                          ---------------------
    The Board of Directors of the Corporation is divided into three classes, as nearly equal in number as the numerical membership of the Board will permit, the members of such classes to serve staggered terms of three years each. The Bylaws permit the Board to determine each year the number of Directors up to a maximum of 35, and the Board of Directors has determined that the Board shall consist of twenty-five (25) members, and has fixed the number of Directors to be elected at the forthcoming meeting at six (6) to be elected for a term of three years expiring at the annual stockholders meeting in 1999.

    Accordingly, the following persons have been nominated for election to the Board:

                              Nominees(1)
                              -----------
    For the three year term expiring at the Annual Stockholders Meeting in 1999:


Name                  Age   Principal Occupation             (2)Director Since
----                  ---   ---------------------            -----------------
John W. Kepner        63    Mortician; President, Kepner      01/28/76
                            Funeral Homes

                                  3



Name                  Age   Principal Occupation             (2)Director Since
----                  ---   --------------------             -----------------
Frank R. Kerekes      49    President & CEO,                 12/21/95
                            Wesbanco Bank Fairmont,
                            Inc., Fairmont, WV;
                            formerly Executive Vice
                            President, First Fidelity
                            Bancorp, Inc.; former
                            Executive Vice President,
                            Wesbanco Bank Fairmont

Robert H. Martin      62    Vice Chairman, Wesbanco,        02/28/94
                            Inc.; Chairman of the Board,
                            Wesbanco Bank Fairmont;
                            formerly Chairman of the
                            Board, First Fidelity
                            Bancorp, Inc.; President,
                            Eastland Enterprises, Inc.,
                            a personal holding company

Melvin C. Snyder, Jr. 67    Lawyer; former Partner,         12/02/91
                            Snyder & Snyder

Joan C. Stamp         44    Board Director, American        02/15/96
                            Symphony Orchestra
                            League; Member, West
                            Virginia Arts Commission

John A. Welty         68    Secretary-Treasurer, Welty      07/28/76
                            Buick, Pontiac, GMC
                            Truck; former President,
                            Welty Buick, Inc.


(1) Two vacancies exist in this class, the Board having fixed the membership of the class at eight. The vacancies were created by four directors in this class having reached the mandatory retirement age according to the Bylaws of the Corporation and being ineligible for re-election to the Board, and the resignation of Patrick L. Schulte. The Bylaws of the Corporation would permit the Board to fill the vacancies during the ensuing year, but any such appointments would be effective only until the next annual meeting of shareholders. The Board of Directors has determined to leave the positions open for the present, in conjunction with its continuing acquisition program. The proxies solicited cannot be voted for a greater number of persons than the number of nominees named.

(2)   Principal occupation during the past five years.

   In the absence of instructions to the contrary, the enclosed form of proxy, if executed and returned to the Corporation, will be voted in the manner determined by the holder or holders thereof. Discretionary authority to cumulate votes in the election of Directors is solicited, and unless otherwise directed, the holder or holders of such proxies shall have the authority to cumulate votes represented thereby and to distribute the same among the nominees in such manner and numbers as such holder or holders, in his or their discretion, may determine. This authority will be exercised by the holder or holders of the proxies in the event that any person or persons, other than the nominees named above, should be nominated for election to the Board of Directors.

   All of the foregoing nominees presently are serving as members of the Board. In the event that, at any time prior to the stockholders meeting, any of the foregoing nominees should become unavailable for election to the Board of Directors, the shares of stock represented by the proxies will be voted for such other nominee or nominees as the holders of the proxies, in their judgment, may determine.

                       Continuing Directors
                       --------------------
    In addition to the foregoing nominees, the following persons presently are serving as members of the Board of Directors:

                Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 1998



Name                  Age   Principal Occupation(1)             Director Since
----                  ---   -----------------------             --------------
James E. Altmeyer     57    President, Altmeyer Funeral         10/16/87
                            Homes, Inc.

Charles J. Bradfield  62    President & Chief Executive         07/17/92
                            Officer, Wesbanco Bank
                            Barnesville, Barnesville,
                            Ohio

Christopher V. Criss  40    President & Chief                   07/17/92
                            Executive Officer, Atlas
                            Towing Co.

Stephen F. Decker     44    President & Chief                   12/02/91
                            Executive Officer,
                            Wesbanco Bank Kingwood,
                            Kingwood, WV

                                 5


Name                  Age   Principal Occupation(1)            Director Since
----                  ---   -----------------------            --------------
James C. Gardill      49    Chairman of the Board,             11/13/80
                            Wesbanco, Inc.; Lawyer,
                            Partner, Phillips, Gardill,
                            Kaiser & Altmeyer

Roland L. Hobbs       63    Vice Chairman, Wheeling            07/28/76
                            Park Commission; Director
                            Reco Equipment Company

Eric Nelson           66    President, Nelson Enter-           04/16/87
                            prises (Investments)

James L. Wareham      56    Chairman of the Board,            12/20/90(2)(3)
                            President & Chief Executive
                            Officer, Wheeling-Pittsburgh
                            Steel Corp., President, WHX
                            Corporation


(1)   Principal occupation during the past five years.

(2) Mr. Wareham also serves as a Director of Wheeling-Pittsburgh Steel Corp. and WHX Corporation.

(3)   Attended less than 75% of the Board meetings.

                   Directors Whose Term of Office Will Expire
                  at the Annual Stockholders Meeting in 1997(1)
                  ---------------------------------------------

Name                  Age   Principal Occupation(2)            Director Since
----                  ---   -----------------------            --------------
Frank K. Abruzzino    52    Lawyer; Steptoe & Johnson;         02/28/94
                            Former President & Chief
                            Executive Officer, Wesbanco
                            Bank Shinnston

Earl C. Atkins        67    President, City Neon, Inc., a      02/28/94
                            commercial sign company;
                            President, Commercial Land
                            Development, Inc.

Name                  Age   Principal Occupation(2)            Director Since
----                  ---   -----------------------            --------------
Ray A. Byrd           51    Lawyer, Partner, Schrader,         06/09/77(3)
                            Byrd, Companion & Gurley

James D. Entress      57    Oral & Maxillo-Facial Surgeon      12/20/90

Edward M. George      59    President & Chief Executive        12/02/91
                            Officer, Wesbanco, Inc.;
                            Chairman of the Board, Wesbanco
                            Bank Wheeling; formerly Execu-
                            tive Vice President-Loans,
                            Wesbanco, Inc.

Carter W. Strauss     49    President, Strauss Industries, Inc. 07/28/76(3)

Thomas L. Thomas      69    Physician                           10/16/87

William E. Witschey   64    President, Witschey's Market,       01/10/85
                            Inc. (Retail Food Market)

(1) One vacancy exists in this class, the Board having fixed the membership of the class at nine (9). The Bylaws of the Corporation would permit the Board to fill the vacancy during the ensuing year, but any such appointment would be effective only until the next annual meeting of shareholders. The Board has determined to leave the position open for the present, in conjunction with its continuing acquisition program.

(2)   Principal occupation during the past five years.

(3)   Attended less than 75% of the Board meetings.

         Ownership of Securities by Directors, Nominees and Officers
         ------------------------------------------------------------
    The following table sets forth the number of shares of the Corporation's common stock beneficially owned by the nominees, continuing directors and officers of the Corporation as a group as of February 16, 1996.
There is no other class of voting securities issued and outstanding.


                             Sole Voting       Shared Voting
Name of                      and Investment    and/or Investment
Beneficial Owner             Authority         Authority              Percent
----------------             ---------------   ------------------     -------
Frank K. Abruzzino            57,004            16,964(1)              *
James E. Altmeyer              5,040             ---                   *
Earl C. Atkins                11,918(2)         12,085(3)              *

                                         7


                             Sole Voting       Shared Voting
Name of                      and Investment    and/or Investment
Beneficial Owner             Authority         Authority              Percent
----------------             --------------    ------------------     -------
Charles J. Bradfield          38,390(4)          ---                   *
Ray A. Byrd                    4,283(5)          ---                   *
Christopher V. Criss          30,301(6)          ---                   *
Stephen F. Decker              6,285             ---                   *
James D. Entress              30,698(7)          ---                   *
James C. Gardill              28,592(8)          ---                   *
Edward M. George               8,521(9)          ---                   *
Roland L. Hobbs               16,678(10)         ---                   *
John W. Kepner                 3,449(11)         ---                   *
Frank R. Kerekes                 990             ---                   *
Robert H. Martin              51,812(12)         ---                   *
Eric Nelson                   29,893(13)         ---                   *
Melvin C. Snyder, Jr.          4,732(14)         ---                   *
Joan C. Stamp                  4,086             2,131(15)             *
Carter W. Strauss             21,261(16)         ---                   *
Thomas L. Thomas              16,745(17)       226,212(18)             2.86
James L. Wareham                 649(19)         ---                   *
John A. Welty                  3,330(20)         ---                   *
William E. Witschey            5,006(21)        30,458(22)             *

All Directors and
Officers as a group
(35 persons)                  414,512           287,850                8.28

*Beneficial ownership does not exceed one percent.

(1) Mr. Abruzzino's wife, Elizabeth Abruzzino, is the owner of 403 shares. In addition, Mr. Abruzzino's children are the owners of 30,628 shares held in Trusts.

(2) Includes 117 shares held for Mr. Atkins' benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan.

(3) Mr. Atkins' grandchildren are the owners of 12,085 shares held in Trust.

(4) Mr. Bradfield's wife, Gretchen H. Bradfield, is the owner of an additional 4,260 shares.

(5) Includes 1,071 shares held for Mr. Byrd's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan.

(6) Includes 286 shares held for Mr. Criss' benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan.

(7) Includes 30,698 shares held at Wesbanco Bank Wheeling in Dr. Entress' IRA custodian account. Dr. Entress' wife, Dr. Cheryl Entress, is the owner of an additional 3,837 shares and 7,906 shares held in a profit sharing plan and an IRA custodian account, respectively, at Wesbanco Bank Wheeling.

(8) Includes 3,376 shares held for Mr. Gardill's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Includes an additional 660 shares held by Mr. Gardill's wife, Linda T. Gardill, and 1,673 shares held in her IRA custodian account at Wesbanco Bank Wheeling.

(9)   Mr. George's wife, Sandra F. George, is the owner of an additional
334 shares.

(10) Includes 678 shares held for Mr. Hobbs' benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Mr. Hobbs is co-trustee of a Trust which holds an additional 1,358 shares, and his wife, Sarah F. Hobbs, is the owner of an additional 3,080 shares.

(11) Mr. Kepner's wife, Joan B. Kepner, is the owner of an additional 200 shares.

(12) Includes 45,187 shares owned by Mt. Zion, Incorporated, which is wholly owned by Mr. Martin. Mr. Martin's wife, Lucille D. Martin, is the owner of an additional 2,972 shares held in Trust in her IRA account at Wesbanco Bank Fairmont.

(13)  Mr. Nelson's wife, Ann P. Nelson, is the owner of an additional
3,488 shares.

(14) Mr. Snyder's wife, Ann E. Snyder, is the owner of an additional 499 shares.

(15) Mrs. Stamp is the owner of 2,131 shares held in Trust. In addition, Mrs. Stamp's children are the owners of an additional 2,200 shares held in Trusts.

(16) Includes 4,000 shares held for Mr. Strauss' benefit in a Rabbi Trust under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan, and 1,289 shares held by Automatic Recycling, Inc., of which Mr. Strauss is an officer and director and in which he has a substantial stock interest. Mr. Strauss' wife, Barbara Strauss, is the owner of an additional 2,167 shares held in a custodian account at Wesbanco Bank Wheeling. In addition, Mr. Strauss' children are the owners of an additional 1,066 shares held in Trusts.

(17) Includes 581 shares held for Dr. Thomas' benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Dr. Thomas' wife, Ann F. Thomas, holds an additional 2,678 shares. In addition, Dr. Thomas has a substantial stock interest in two corporations, namely, Fath Corporation and J. T. Corporation, the owners of an additional 2,078 and 11,588 shares, respectively.

(18) Dr. Thomas is President and one of the six Trustees of the James B. Chambers Memorial Association, Inc. of Wheeling, West Virginia, the owner of 224,070 shares. The James B. Chambers Memorial Association, Inc. is an eleemosynary corporation which is operated for the benefit and advancement of disadvantaged children of the greater Wheeling area. There is an additional 2,142 shares held by Dr. Thomas' retirement trust, of which he shares voting and investment powers with the Trustee.

(19) Includes 82 shares held for Mr. Wareham's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan.

(20) Mr. Welty's wife, Joyce W. Welty, is the income beneficiary of a Trust which owns an additional 1,980 shares.

(21) Mr. Witschey's wife, Wilda C. Witschey, is the owner of an additional 5,721 shares.

(22) Witschey's Market, Inc., in which Mr. Witschey has a substantial stock interest, is the owner of 30,458 shares.

                Section 16(a) Filing Requirements
                ---------------------------------

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers, directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities & Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such Forms 5 received by it, or written representations from certain reporting persons that no Forms
5 were required for those persons, the Corporation believes that, during the calendar year 1995, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were fulfilled.

                 Transactions With Directors and Officers
                 ----------------------------------------
    It has been the practice of some of the subsidiary banks of the Corporation, on occasion, to engage in the ordinary course of business in banking transactions, which at times involved loans in excess of $60,000.00, with some of their Officers and Directors and some of the Officers and Directors of the Corporation and their associates. It is anticipated that the practice will be continued. All loans to such persons, however, have been made, and in the future will be made, in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, and will not, involve more than normal risk of collectibility or present other unfavorable features. From time to time the firm of Phillips, Gardill, Kaiser & Altmeyer of which James C.

Gardill, Chairman of the Board and a Director of the Corporation, is a partner** , the firm of Schrader, Byrd, Companion & Gurley, of which Ray A. Byrd, Director of the Corporation, is a partner, and the firm of Bachmann, Hess, Bachmann & Garden, of which Gilbert S. Bachmann, a retiring Director of the Corporation, is a partner, have rendered legal services to the Corporation. It is contemplated that one or more of these firms will be retained to perform legal services during the current year.


                   Compensation of Executive Officers
                   ----------------------------------
    The officers of the Corporation presently are serving without compensation from Wesbanco, Inc. They are, however, compensated by Wesbanco, Inc. affiliate banks for services rendered as officers of those corporations.

    The following table sets forth the total compensation paid by Wesbanco, Inc. affiliate banks, during the year 1995, to the five highest paid executive officers, whose total compensation exceeded $100,000.00, together with the benefits payable to them from the Corporation's pension plan upon retirement.



------------------------------------
** Fees aggregating $242,602.90 were paid to the law firm of Philips, Gardill, Kaiser & Altmeyer for legal services rendered to the Corporation and its banking affiliates during the year 1995.

                       SUMMARY COMPENSATION TABLE
                       --------------------------


                                                         Long Term Compensation
                                                         ----------------------

                             Annual Compensation            Awards            Payouts
                             -------------------      -------------------     ---------
                                              Other
                                              Annual  Restricted    Options                All Other
                           Salary   Bonus      Comp.    Stock         SARS       LTIP      Compensation
Name and Position    Year   ($)      ($)        (1)     Awards        (#)       Payouts     ($)(2)
-----------------    ----  ------   ------    ------   ----------    -------    -------    ------------
Edward M. George     1995  162,763  50,000      0        0             0          0          5,074
President & Chief    1994  152,554  40,000      0        0             0          0          2,873
Executive Officer    1993  142,645  35,000      0        0             0          0          5,525

Paul M. Limbert      1995  121,534  25,000      0        0             0          0          4,670
EVP & Chief          1994  113,642  20,000      0        0             0          0          2,558
Financial Officer    1993  108,748  18,000      0        0             0          0          4,012

Dennis P. Yaeger     1995  121,534  25,000      0        0             0          0          4,669
EVP & Chief          1994  113,642  20,000      0        0             0          0          2,558
Operating Officer    1993  108,033  18,000      0        0             0          0          3,992

Frank R. Kerekes     1995  112,499   8,000      0        0             0          0          2,707
President,           1994  107,276   8,000     1,500     0             0          0              0
Wesbanco Bank        1993   95,070  10,000     6,000     0             0          0              0
Fairmont, Inc

Jerome B. Schmitt    1995  104,164  18,000      0        0             0          0          3,922
Senior Vice Presi-   1994   99,462  15,000      0        0             0          0          2,191
dent-Investments     1993   95,739  13,000      0        0             0          0          3,439


(1)   "Other Annual Compensation" includes the following for Mr. Kerekes:
Board fees, 1994 - $1,500, 1993 - $6,000.

(2) "All Other Compensation" includes the following: contributions to the Corporation's ESOP Plan on behalf of each of the named executives covered by the Plan as follows: for Mr. George, 1995 - $5,074, 1994 - $2,873, 1993 - $5,525; for Mr. Limbert, 1995 - $4,670, 1994 - $2,558,
1993 - $4,012; for Mr. Yaeger, 1995 - $4,669, 1994 - $2,558, 1993 -
$3,992; for Mr. Schmitt, 1995 - $3,922, 1994 - $2,191, 1993 - $3,439;
for Mr. Kerekes, 1995 - $2,707.

            Comparison of Five Year Cumulative Total Return *
    Among Wesbanco Inc., Nasdaq Stock Market (U.S.), and Nasdaq Banks **

MEASUREMENT PERIOD            WESBANCO           NASDAQ STOCK       NASDAQ
(FISCAL YEAR COVERED)           INC.               MARKET           BANKS
---------------------         ---------          -------------     ---------
1990                          100.000             100.000            100.000
1991                          115.570             160.564            164.092
1992                          167.955             186.866            238.854
1993                          228.120             214.511            272.395
1994                          195.197             209.686            271.410
1995                          233.567             296.304            404.353


Assumes $100 Invested on January 1, 1991    * Total Return Assumes Reinvestment
In Wesbanco, Inc., Nasdaq Stock Market,       of Dividends
and Nasdaq Banks.                          ** Fiscal Year Ending December 31


                            Pension Plan Benefits
             Estimated Annual Benefits Upon Retirement to Persons in Specified Remuneration and Years-of-Service Classifications
           ------------------------------------------------------------

Remuneration      15        20        25        30        35
-------------     ---       ---       ---       ---       ---
 85,000           21,782    29,042    36,303    43,567    50,000
 95,000           24,392    32,522    40,653    48,784    50,000
105,000           27,002    36,002    45,003    50,000    50,000
120,000           30,917    41,222    50,000    50,000    50,000
130,000           33,527    44,702    50,000    50,000    50,000
140,000           36,137    48,182    50,000    50,000    50,000
150,000           38,747    50,000    50,000    50,000    50,000
175,000           45,272    50,000    50,000    50,000    50,000
200,000           50,000    50,000    50,000    50,000    50,000
225,000           50,000    50,000    50,000    50,000    50,000

    A Participant's compensation covered by the Bank's pension plan is the salary reported on the Form W-2 plus Section 125 contributions made by the employee (as reported in the Summary Compensation Table), for the 60 consecutive months out of the last 120 consecutive months of the Participant's career for which such average is the highest, or in the case of the Participant who has been employed for less than 60 months, the period of his employment with the Bank. Average compensation for named executives as of the end of the last calendar year is: Mr.
George: $172,533; Mr. Limbert: $126,058; Mr. Yaeger: $126,058; Mr.
Kerekes: $106,680; and Mr. Schmitt: $107,859. The estimated years of service for each named executive is as follows: Mr. George: 12.583; Mr.
Limbert: 18.666; Mr. Yaeger: 23.333; Mr. Kerekes: 18.000; and Mr.
Schmitt: 23.000. Benefits shown are computed as a straight life annuity beginning at age 65.

                  Description of Employment Contracts
                  -----------------------------------
    The Corporation provides certain executive officers, including the executive officers named in the Summary Compensation Table, with written
Employment Contracts at their respective base annual salaries.  These contracts are all substantially the same and are structured on a revolving three year term which is annually renewable.  The contracts provide for discharge for cause, and terminate in the event of the death of the employee.  If terminated by reason of the death of the employee, or without cause, the employee or his designated beneficiary is entitled to a severance payment equal to the greater of (i) six months of the employee's base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then existing term of the Agreement.  There are no golden parachute type provisions contained in the contracts.

                                  14


    Frank R. Kerekes is covered by a separate employment contract which is also structured on a revolving three year term which commenced on February 28, 1994. The contract provides for a minimum salary at an amount not less than the salary in effect for Mr. Kerekes as of February
28, 1994. The Agreement contains a termination for cause provision, and a termination on death clause. In the event of the death of the employee during the term of the Agreement, Wesbanco is required to pay to Mr. Kerekes' spouse an amount equal to six months of his base salary at his then current base rate. In the event Wesbanco should terminate his employment other than for cause, or due to his death, or by mutual consent, Mr. Kerekes is entitled to receive an amount equal to the greater of six months base salary or the base salary payable under the remaining term of the Agreement.

                     Description of Bonus Plan
                     -------------------------
    Annually, the Compensation Committee of the Corporation makes a determination as to the amount and allocation among the executive officers of the Corporation of a bonus payable to such officers.  The amount and participants vary each year based on an assessment of profitability and merit as determined by the Committee.  A total of
$267,000 in cash was allocated and paid for such bonuses for the year
1995.

                  Compensation Committee Report
                  -----------------------------
    Members of the Compensation Committee consist of the non-salaried members of the Executive Committee and include Messrs. Criss, Thomas,
Witschey, Hobbs, and Strauss, as well as Messrs. Gardill and Martin.

    Generally, compensation policies are determined by the annual budget process in which overall salary adjustment ranges are established based upon a projected annual budgeted amount for salaries. The actual increases are then allocated based on administration of the company's salary administration program, a Hay type system, and individual performance evaluations, which are done each year on all employees, including executive officers. Salary increases are also adjusted for merit increases and changes in duties and responsibilities where warranted. The Committee also considered that executive salaries for the Corporation's executives are somewhat lower than industry peer group averages and have been moving closer to industry standards, subject to corporate performance.

    Company performance is considered in establishing the annual budget for salary increases, which is the initial part of the process.  Projected annual income growth and savings through consolidation are considered in
establishing the overall salary increase range.   Also, Company
performance factors, including net income, return on assets and return on equity, are considered in setting annual bonuses.  The bonuses are determined on a subjective basis.

    Considerations affecting Mr. George's salary and bonus for 1995 included the overall salary administration program of the corporation, the substantial reorganizational work involved in recent acquisitions and the reorganization of a number of banks within the Wesbanco group, and his annual evaluation, which was very positive. Also the Committee considered the overall

                                  15

increases granted to other employees in the corporation and the salary structure of peer group banks.



                      COMPENSATION COMMITTEE

                      James C. Gardill, Chairman        Christopher V. Criss
                      Thomas L. Thomas                  William E. Witschey
                      Roland L. Hobbs                   Carter W. Strauss
                      Robert H. Martin


                   Compensation Committee Interlocks and
              Insider Participation in Compensation Decisions
              ------------------------------------------------
    Roland L. Hobbs, a member of the Compensation Committee, formerly served as Chairman and President of Wesbanco until June 1, 1990.  He continues to serve as a member of the Board of Directors and Executive Committee of the Corporation.

    James C. Gardill, also a member of the Compensation Committee, serves as Chairman of the Board of the Corporation, which is a non-salaried position, though Mr. Gardill is included in annual bonus considerations of the Compensation Committee. Mr. Gardill does not participate in the Committee's discussion of such bonus. Mr. Gardill also is a partner in the law firm Phillips, Gardill, Kaiser & Altmeyer, and acts as general counsel for the Corporation. During the year 1995 fees aggregating
$242,602.90 were paid to the firm of Phillips, Gardill, Kaiser &
Altmeyer for legal services rendered to the Corporation and its banking affiliates.

    Robert H. Martin, Vice Chairman of the Corporation also is a member of the Compensation Committee. Mr. Martin also serves as Chairman of Wesbanco Bank Fairmont, a banking subsidiary of the Corporation, and receives a salary for such position.

                         Wesbanco KSOP Plan
                         ------------------
    The Wesbanco Employee Stock Ownership and 401(k) Plan (the "Plan") is a
qualified non-contributory employee stock ownership plan with a deferred savings plan feature under Section 401(k) of the Internal Revenue Code.
The employee stock ownership feature of the Plan (the "ESOP") was adopted by the Corporation on December 31, 1986, and subsequently amended and restated effective January 1, 1996, to add 401(k) pre-tax savings features (the "KSOP").  All employees of Wesbanco, together with all employees of the subsidiary companies which adopt the Plan, are eligible to participate in the Plan upon completion of a year of service and attaining age 21.  All affiliate banks are participants in the Plan.
The Plan is administered by a Committee appointed by the Board of
Directors of the Corporation.

    No contributions are made to the ESOP by the employees. All contributions are made by the Corporation, and the amount thereof is determined annually by the Board of Directors of the Corporation. The
Trustee of the ESOP Trust is authorized to borrow funds upon terms and conditions not inconsistent with Section 4975 of the Internal Revenue
Code and the regulations

                                 16


thereunder, for the purpose of purchasing stock of the Corporation, from the Corporation or any shareholder. In the event that such a loan is obtained, the employer contributions must be made in an amount sufficient to amortize the loan. Otherwise, employer contributions may be paid in the form of cash or shares.

    At the present time, the ESOP Trust holds 105,936 shares of Wesbanco
Common Stock. The ESOP Trustee has currently outstanding $777,405.00 borrowed from an affiliated financial institution. The loan originated in 1995 and is structured as a revolving line of credit, and the unpaid balance is amortized over a five-year period at an interest rate equal to the lender's base rate. Wesbanco is required to make annual payments to principal equal to 20% of the January 1st balance each year. Any balance due at maturity will be paid in full or refinanced. During
1995, the trust used proceeds of the loan to purchase 5,000 shares at $25.75 per share. The ESOP Trustee pledged the shares of employer securities purchased with the proceeds of the loan as security for the loan. Wesbanco guaranteed the loan issuing a contribution commitment letter. As such securities are allocated to the accounts of participating employees, and the loan balance paid down, they will be released by the secured party.

    Employer securities purchased with the proceeds of the loan are placed in a suspense account and released, prorata, from such suspense account under a formula which considers the amount of principal and interest paid for a given period over the amount of principal and interest anticipated to be paid for that period and all future periods. Shares released from the suspense account, employer contributions, if any, and forfeitures are each allocated, prorata, subject to limits imposed by the Code, to the accounts of individual participants under a format which considers the amount of the participant's compensation over the aggregate compensation of all participants.

    Participants become vested in their accounts upon retirement, death or disability or upon completion of five years of service from and after December 31, 1986, or, with respect to affiliate banks, five years from the date of initial participation. Distributions upon retirement, death or disability are normally made in the form of substantially equal annual installments over a period of 10 years commencing as soon as practicable after such retirement, death or disability. Distributions upon other separation from service are normally made in the form of installments commencing upon the earlier of the date the former employee attains age 65, his or her death, or after a one year break in service.
With the consent of the Committee, distributions may be made in the form of a lump sum. Participants may demand distributions in the form of whole shares of employer securities. If demand is not timely made, however, distributions may be made in cash.

    The assets of the ESOP Trust will be invested and accounted for primarily in shares of employer securities. However, from time to time, the ESOP Trustee may hold assets in other forms, either (i) as required for the proper administration of the ESOP or (ii) as directed by participants as set forth in Section 401(a)(28) of the Code.

    During the year 1995, Wesbanco contributed a total of $350,012 to the ESOP on behalf of its employees.

                                 17




    The following table sets forth, with respect to those persons named in the Compensation Table, and for all executive officers as a group, the number of shares of the Corporation's common stock allocated to such individuals during 1995:

TABLE>
                                             Value of
Name                     Shares Allocated    Allocated Shares
----                     ----------------    ----------------
Edward M. George           181               $  5,074
Paul M. Limbert            166               $  4,670
Dennis P. Yaeger           166               $  4,669
Frank R. Kerekes            96               $  2,707
Jerome B. Schmitt          140               $  3,922

Officers of the          1,615               $ 45,220
Corporation (17 persons)
as a group


    The KSOP feature of the Plan permits participants to make pre-tax elective contributions through payroll deductions in increments of 1% of compensation up to a maximum of 15% of compensation, subject to certain maximum dollar limitations imposed by the Internal Revenue Code (i.e. for 1996 the maximum amount is $9,500.00). The Corporation provides matching contributions on a quarterly basis subject to certain limitations. The Corporation's matching contribution is 50% of the first 2% of compensation electively deferred, and 25% of the next 2% of compensation electively deferred. No matching contributions are made by the Corporation for elective deferrals in excess of 4% of compensation.

    Employees are 100% vested in all pre-tax elective deferrals, or contributions, to the Plan and likewise are 100% vested in all matching employer contributions. KSOP contributions are invested by the employee selecting the percentage of contributions to be invested among seven (7) different investment funds.

    No contributions were made under the KSOP feature by the Corporation for calendar year 1995.

                   Meetings of Board of Directors and
                 Committees and Compensation of Members
                 --------------------------------------
    The Board of Directors of the Corporation meets bimonthly, and the Executive Committee of the Corporation meets monthly. Fees paid for attendance at Board meetings and meetings of the Executive Committee are $300.00. The Directors receive an annual fee of $2,000.00 payable quarterly at the rate of $500.00 per quarter. During 1995, the Board of Directors of the Corporation held six regular meetings. Directors of the Corporation are paid a fee of $200.00 for attendance at meetings of special committees of the Corporation. Fees in the total amount of $72,700.00 were paid to Directors for attendance at meetings of the Board of Directors of the Corporation and at meetings of all Committees of the Corporation during the year 1995. In addition, fees in the aggregate amount of $46,400.00 were credited to the accounts of those Directors who have elected to participate in the Directors Deferred Compensation Plan of the Corporation, pursuant to which payment of fees for attendance at meetings of the Board of Directors and committees established by the Board may be deferred and deemed invested in Wesbanco Common Stock or in a money market rate of interest account.


          The Corporation does have a standing Compensation Committee. The members of the Corporation's Compensation Committee include James C. Gardill, Roland L. Hobbs, Robert H. Martin, Carter W. Strauss, Thomas L. Thomas, Christopher V. Criss and William E. Witschey. The Compensation Committee met three times during the year. The principal functions of the Committee are to review and approve salary adjustments for officers, bonus recommendations, executive compensation, and overall salary and benefit costs.

    The Corporation does have a standing Nominating Committee. Members of the Corporation's Nominating Committee are Roland L. Hobbs, James C. Gardill, Edward M. George, Thomas L. Thomas and Eric Nelson. The Committee meets only when vacancies are to be filled and no meetings were held during the year 1995. The principal function of the Committee is to recommend individuals for election to the Board of Directors. Security holder nominations may be considered by the Committee if made in accordance with the Bylaw requirements. See "Stockholders Intending to Nominate Candidates for Election to Board of Directors Must Give
Notice to Corporation."

    The Corporation does have an Audit Committee, the members of which in 1995 were Carter W. Strauss, Chairman, Ray A. Byrd, D. Duane Cummins, James D. Entress, Frank K. Abruzzino, William E. Witschey and Thomas M. Hazlett. The principal functions of the Audit Committee are to confer with the independent accountant and the Internal Auditor of the Corporation and the affiliate banks, and to review and assess the interim and year-end audit reports and the reports of the examinations made by the Federal and State Bank Examiners and other regulatory authorities. The Committee had five meetings during 1995. All meetings were attended by representatives of Price Waterhouse LLP, the independent accountant, and all of the meetings were attended by the Internal Auditor for the Corporation and its affiliate banks. These meetings were devoted, for the most part, to reviewing and discussing the reports and recommendations of Price Waterhouse LLP, concerning the interim and year-end audits, and the reports of the Internal Auditor concerning the results of the examinations of the accounting controls and procedures followed by the Internal Audit Department. Various other matters pertaining to the business and operations of the Corporation received attention by the Committee throughout the year, including the scope of the audits, review of nonperforming credits, consideration of financial statements, internal control procedures, loan policies and loan loss reserves.

             Stockholders Intending to Nominate Candidates for
      Election to Board of Directors Must Give Notice to Corporation
      --------------------------------------------------------------
    Under Section 2 of Article III of the bylaws of the Corporation, any stockholder who intends to nominate, or cause to have nominated, a candidate for election to the Board of Directors (other than any candidate proposed by the Board of Directors) shall so notify the Secretary of the Corporation in writing not less than thirty (30) days prior to the date of any meeting of the stockholders at which Directors are to be elected, or five (5) days after the giving of notice of such meeting, whichever is later. Only candidates nominated in accordance with this section, other than candidates nominated by the Board of Directors, shall be eligible for election to the Board of Directors.


         Proposal Number Two Amendment of the Corporation's
      Dividend Reinvestment and Stock Purchase Plan to Allow the
     Plan Administrator, or at Its Option, An Independent Agent to
         Purchase Treasury Stock or Authorized But Unissued
             Shares of Common Stock from the Corporation
     --------------------------------------------------------------
    The Corporation's Dividend Reinvestment and Stock Purchase Plan (the "Plan") currently permits its designated Agent, Legg Mason Wood Walker, Inc., to purchase shares of the Corporation's Common Stock on any exchange where the Common Shares are traded, in the over-the-counter market or in negotiated transactions to meet the demand for shares by participants in the Plan. On February 15, 1996, the Board of Directors adopted a resolution amending the Plan, subject to ratification by the shareholders, to designate Wesbanco Bank Wheeling, an affiliated banking subsidiary, as the Plan Administrator, and to permit the Administrator, or an independent agent selected by the Administrator, to purchase either treasury stock or authorized but unissued shares from the Corporation, or to purchase such shares in the open market, as the Plan presently permits, by either the Administrator or a designated independent agent. The price of the stock purchased from the Corporation will be the average of the high and low sales price on the Nasdaq Stock Market for the last five days on which such shares traded prior to the dividend payment date. A complete copy of the Amended Dividend Reinvestment and Stock Purchase Plan is attached as Exhibit A.

    If this Proposal is approved by a majority of the shareholders, the Corporation must file a Registration Statement with the Securities and Exchange Commission to register authorized shares of the Corporation's Common Stock for sale to the Corporation's Dividend Reinvestment and Stock Purchase Plan. Until this registration is effective, the Agent will continue to rely upon stock purchased on the Nasdaq Stock Market, in the over-the-counter market or in negotiated transactions to meet the demand for shares in the Plan.

    Based upon the present participation in the Plan, approximately 15,000 shares are necessary each quarter to satisfy the requirements of the Plan. Accordingly, not more than One Hundred Fifty Thousand (150,000) shares will be registered for this purpose. If all of the shares registered for this purpose are sold by the Corporation, there will be a slight ownership dilution

(less than 1/10% of 1%) to the present shareholders who choose not to participate in the Plan. The Corporation intends to apply such proceeds as are received for general corporate purposes. Shares purchased in market or negotiated transactions will provide no proceeds to the Corporation.

    Adoption of Proposal Number Two will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. The Board of Directors unanimously recommends a vote FOR the Proposal to Amend the Dividend Reinvestment Plan. Proxies not otherwise specified will be voted in favor of Proposal Number Two to Amend the Dividend Reinvestment Plan.


                    Proposals of Stockholders for
                     Presentation at Next Year's
              Annual Meeting, to be Held April 16, 1997
              -----------------------------------------
    Proposals which stockholders intend to present at next year's annual meeting, to be held on Wednesday, April 16, 1997, will be eligible for inclusion in the Corporation's proxy material for that meeting if they are submitted to the Corporation in writing not later than November 26, 1996. A proponent may submit only one proposal. At the time of the submission of a proposal, a stockholder also may submit a written statement in support thereof for inclusion in the proxy statement for the meeting, if requested by the proponent; provided, however, that a proposal and its supporting statement in the aggregate shall not exceed 500 words.

                          Independent Accountant
                          ----------------------
    Price Waterhouse LLP served as accountant for the Corporation and all affiliates for the year 1995 and for a number of years prior thereto.
The services rendered by Price Waterhouse LLP during the year 1995 consisted of auditing and tax services primarily, and involved the Corporation's acquisition program as well as the examination of the financial statements and reports of the Corporation and its subsidiary banks. It is expected that a representative of the accounting firm will be present at the stockholders meeting. Such representative will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions from the stockholders who are present.

    The Corporation is in the process of evaluating a change in its independent accountant for the current year and is presently considering several proposals which it solicited. Any change in accountants would be submitted to the Audit Committee and the Board of Directors for prior approval. If the Corporation determines to change its independent accountant, it is anticipated that a representative of the accounting firm will be present at the next annual meeting of shareholders and such representative would have the opportunity to make a statement if such representative desires to do so.

                Matters to be Considered at the Meeting
                ---------------------------------------
    The management has no knowledge of any matters, other than those referred to above, which will be presented for consideration and action at the meeting. As set forth in the Notice of the meeting, however, the stockholders will have the right to consider and act upon such other matters as properly may come before the meeting, and the enclosed form of proxy confers, upon the holders thereof, discretionary authority to vote with respect to such matters. Accordingly, if any such matters are presented, the holders of the proxies will vote the shares of stock represented thereby in accordance with their best judgment.

By order of the Board of Directors.

                                     JAMES C. GARDILL,
                                     Chairman of the Board


Wheeling, West Virginia
March 15, 1996

                               EXHIBIT A
                               ---------

                               THE PLAN

     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Wesbanco, Inc. ("Wesbanco") described herein provides holders of record of Wesbanco Common Stock ("Common Stock") with a simple and convenient method of investing all or part of their cash dividends and voluntary cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge. The Plan will be administered by Wesbanco Bank Wheeling (the "Administrator"), a West Virginia banking corporation with offices located in Wheeling, West Virginia, and a wholly-owned subsidiary of Wesbanco.

     The price per share will be the weighted average of the per share price paid of all Common Stock purchased by the Administrator with the proceeds of any single dividend together with all voluntary cash payments being concurrently applied by the Administrator during the month in which the purchase is made. See "DESCRIPTION OF THE PLAN - 8. WHAT WILL BE THE PRICE OF THE STOCK?". The Plan does not constitute a guarantee of future dividends, which will depend on earnings, financial requirements and other factors.

DESCRIPTION OF THE PLAN

     The Plan, approved by Wesbanco's Board of Directors, consists of the following numbered questions and answers:

1.   WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide holders of record of Wesbanco Common Stock with a simple and convenient method of investing all or part of their cash dividends and voluntary cash payments in additional Common Stock without payment of any direct brokerage commission or service charge. The Plan may purchase shares in the open market or may purchase treasury shares or newly issued shares directly from the Corporation. Open market purchases may either be made by the Administrator, or an independent unaffiliated agent of the Corporation (the "agent") (See "6. WHAT ARE THE INVESTMENT OPTIONS?").

2.   WHO ADMINISTERS THE PLAN?

     Wesbanco Bank Wheeling, a wholly owned subsidiary of the Corporation (the "Administrator"), administers the Plan for participants, makes purchases of shares of Common Stock for the participants and handles all communications concerning the Plan, and also performs all other administrative functions such as record-keeping, preparation of statements of account for participants, and other clerical duties. The Administrator may also appoint a third-party agent to make purchases of shares of Common Stock on behalf of the Plan. In accordance with each stockholder's authorization, the Administrator will:


          (a)  Apply all or part of the cash dividends
     on the shares of Wesbanco Common Stock held by the participant, and on any shares acquired by the participant under the Plan, to purchase shares of Wesbanco Common Stock for such participant, and/or


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

          (b) Apply all voluntary cash payments of $10 to $5,000 per quarter received from the participant, who is a holder of one or more shares of Wesbanco Stock, together with cash dividends of shares acquired for such participant under the Plan, to the purchase of shares of Wesbanco Stock for the participant's account.

          (c)  The number of shares that will be
     purchased for a participant's account will depend on the amount of any dividend, voluntary cash payments, if any, and the applicable purchase price of the Common Stock. Your account will be credited with the number of shares (including any fractional share computed to three decimal places) that results from dividing the amount of your dividends and voluntary cash payments by the weighted average price of the shares purchased for all participants.
     The amount of your dividends for purposes of this computation will include cash dividends payable on all shares which you have elected to have participate in the plan, and shares in your plan account.

     The Administrator shall not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claims for liability (1) arising out of failure to terminate a participant's participation in the Plan upon the participant's death prior to receipt of notice in writing of such death, and (2) with respect to the prices at which shares are purchased for participant accounts, and the time when such purchases are made. All correspondence regarding the Plan should refer to Wesbanco, and be addressed to Wesbanco Dividend Reinvestment Plan, c/o Wesbanco Bank Wheeling, One Bank Plaza, Wheeling, WV, 26003.

3.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Any holder of record of Wesbanco Common Stock is eligible to participate in the Plan. Beneficial owners of stock whose shares are held in registered names other than their own, such as trustees, bank nominees, or brokers, must arrange for the holder of record to participate in the Plan or have the shares transferred to their own name before enrolling in the Plan. The Corporation reserves the right to exclude participation by shareholders who reside in jurisdictions, other than West Virginia, having laws or regulations that impose conditions that the Corporation finds unacceptable to its making the Plan available in such jurisdictions or who fail to provide documentation acceptable to the Corporation of their state or country (if other than the United Sates) of residence. Consequently, the Plan may not be available to shareholders who live in some states other than West Virginia or in countries other than the United States. A holder of record who wishes to participate in the Plan must certify the holder's state or country (if other than the United States) of residence in the Authorization Form and undertake to notify the Agent if such state or country of residence changes. Upon receipt of the Authorization Form, the Agent will notify the holder of record within a reasonable time if the Plan is not available in the state or country where the holder resides.


4.   WHEN MAY, AND HOW DOES, AN ELIGIBLE STOCKHOLDER
PARTICIPATE?

     Any eligible stockholder may join the Plan at any time by completing the Authorization Form and returning it to Wesbanco Bank Wheeling.

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


5.   WHEN WILL PURCHASES OF SHARES BE MADE?

     The date on which dividends and voluntary cash payments will begin to be invested (the "Investment Date") will be the payment date of the quarterly dividend of Wesbanco. Dividend payment dates for Wesbanco Common Stock are expected to be the 1st day of each January, April, July and October.

     For the purpose of making purchases, the Administrator will commingle each participant's funds with those of other holders of Wesbanco Common Stock who are participants in the Plan. The Administrator will make every effort to invest dividends and voluntary cash payments promptly, beginning on each Investment Date and in no event later than thirty (30) days from such date, except where necessary under any applicable federal securities laws. No interest will be paid on funds held by the Administrator prior to investment. All voluntary cash payments (as above limited) shall be invested within thirty (30) days of such date or returned to the participant if insufficient stock is available.

     Any voluntary cash payment will be refunded if the participant's written request for a refund is received by the Administrator not less than 48 hours before the next succeeding Investment Date.

     Authorization Forms for the reinvestment of dividends received by the Administrator on or prior to the record date for a dividend payment will cause dividends to begin to be reinvested with that dividend payment.

6.   WHAT ARE THE INVESTMENT OPTIONS?

     The Authorization Form provides for the purchase of additional Common Stock through the following investment options:

          OPTION 1. Reinvest dividends on all of the shares of Wesbanco Common Stock registered in shareholder's name.

          OPTION 2. Reinvest dividends on part of the shares of Wesbanco Common Stock registered in shareholder's name.

          OPTION 3. Invest voluntary cash payments participants may choose to make of not less than $10 nor more than $5,000 per quarter.

     Under all options, dividends on all shares credited to the participant's account and held by the Plan Administrator shall be automatically reinvested.

7.   WHAT ARE THE LIMITS ON VOLUNTARY CASH PAYMENTS?

     Voluntary cash payments are limited to a minimum of $10 and a maximum of $5,000 per quarter. No interest will be paid on voluntary cash payments held by the Administrator prior to their investment. No such payments may be made prior to the record date of the next quarterly dividend, nor subsequent to the payment date for such quarterly dividend.

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



8.   WHAT WILL BE THE PRICE OF THE STOCK?

     Shares of Wesbanco Common Stock may be purchased in the over-the-counter market or by negotiated transactions, and may be subject to such terms and conditions with respect to price, delivery, etc., as the Administrator may require. Neither Wesbanco nor any shareholder shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made. The price per share purchased for each participant's account in any month shall be the weighted average price of all such shares purchased that month, computed to three decimal places. Open market purchases may be made on such terms as to price, delivery or otherwise as the Administrator or, if any agent has been appointed by the Administrator, the agent may determine. See Question "20. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF STOCK ACQUIRED THROUGH THE PLAN?".

9.   HOW MANY SHARES OF COMMON STOCK WILL BE CREDITED TO PARTICIPANTS?

     Each participant's account will be credited with that number of shares of Common Stock equal to the amounts to be invested on behalf of the participant divided by the applicable purchase price computed to three decimal places. In the case of foreign shareholders, and those shareholders subject to backup withholding, any amounts required to be withheld for tax purposes will be deducted prior to reinvestment.

10.  ARE THERE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN
     THE PLAN?

     A participant will incur no brokerage commissions or service charges for purchases made under the Plan. Certain charges as described in the answer to Question 13 may be incurred upon withdrawal from the Plan or upon termination of the Plan.


11.  WILL CERTIFICATES BE ISSUED FOR COMMON STOCK PURCHASED?

     Common Stock purchased under the Plan will be held by the Administrator and registered in the name of the nominee of the Administrator as agent for participants in the Plan. Certificates for shares of such stock will not be issued to participants unless and until requested. The number of shares credited to an account under the Plan will be shown on the participant's periodic statement of account. Neither the Administrator nor its nominee will have any responsibility for the value per share of the stock after it is purchased.

     Certificates for any number of whole shares credited to an account under the Plan will be issued without charge to a participant after receipt of a written request from a participant who wishes to remain in the Plan. This request should be mailed to the Plan Administrator. Any remaining shares will continue to be credited to the participant's account. Certificates for fractional shares will not be issued under any circumstances. Participants may also deposit Wesbanco Common Stock certificates registered in their names for credit as Common Stock held in their account under the Plan ("credited"). There is no charge for such deposits. Because you bear the risk of loss in sending stock certificates to the Administrator, it is recommended that your certificates be sent by registered mail, return receipt requested, and properly insured. Certificates should not be endorsed. Whenever


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


certificates are issued to you either upon your request or upon termination of your participation, new differently numbered certificates will be issued.

     When a certificate is issued by the Administrator in the name of a participant in the Plan, the automatic dividend reinvestment feature of the Plan with respect to the shares of Common Stock represented by such certificates will continue only if the reinvestment of dividends on all shares has been elected on the Authorization Form or if the participant authorizes the reinvestment of the dividends on the shares represented by that certificate by submitting a new Authorization Form.

     Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

     Certificates for fractions of shares will not be issued under any circumstances. In the event a participant elects to terminate participation in the Plan, any fractional share will be distributed through a cash payment based on the closing price of the Company's stock reported by the Nasdaq Stock Market for the business day next following the day the withdrawal request is received.

12.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO PARTICIPANTS?

     Accounts under the Plan are maintained in the names in which certificates of the Participants were registered at the time they entered the Plan. Consequently, certificates for shares of Common Stock will be similarly registered when issued to participants.


13.  HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the Plan at any time by notifying the Plan Administrator in writing. To be effective on any given dividend payment date, the notice must be received by the Plan Administrator before the record date for that payment. In the event of withdrawal, or in the event of termination of the Plan, certificates for whole shares of Common Stock credited to a participant's account under the Plan will be delivered to the participant. Any fractional share credited to the participant's account will be distributed by the Administrator through a cash payment based on the closing price of the Company's Common Stock reported by the Nasdaq Stock Market for the business day next following the day the withdrawal request is received.

     Alternatively, a participant may request the Administrator to sell all shares, or part of the shares credited to the participant's account under the Plan. In that case, the sale will be made as promptly as practicable after receipt by the Administrator of the request. If a participant elects to sell all full shares credited to the participant's account, any remaining fractional shares will automatically be distributed as an additional cash payment as above described. The participant will receive the proceeds of the sale less any related brokerage commissions, and deductions for backup withholding, if applicable.

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


14.  WHAT HAPPENS WHEN A PORTION OF A PARTICIPANT'S STOCK IS SOLD OR
TRANSFERRED?

     If a participant disposes of a part of Wesbanco Common Stock registered in participant's name, dividends on the remaining shares, to the extent authorized, including all shares credited under the Plan, will continue to be reinvested.

15. WHAT HAPPENS IF WESBANCO ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT, OR HAS A RIGHTS OFFERING?

     Any shares of Common Stock distributed by Wesbanco as a stock dividend on shares of Wesbanco Common Stock credited to an account under the Plan, or upon any split of such stock, will be credited to the account. Stock dividends or splits distributed on all other shares held by a participant and registered in a participant's own name will be mailed directly to the participant. In the event that Wesbanco makes available to its holders of Common Stock rights to subscribe to additional shares, debentures, or other securities, the shares credited to an account under the Plan will be added to other shares held by the participant in calculating the number of rights to be issued to such participant.

16.  HOW WILL A PARTICIPANT'S STOCK BE VOTED AT MEETINGS OF SHAREHOLDERS?

     Each participant will have the sole right to vote shares purchased for such participant which are held by the Administrator under the Plan on the record date for a vote. Participants under the Plan who are registered holders of Wesbanco Common Stock will receive only one proxy which will include any shares credited to an account under the Plan.


17.  WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     A statement describing any dividends invested, the number of shares of Common Stock purchased, the price per share, and the total shares of Common Stock accumulated under the Plan will be mailed to each participant by the Plan Administrator as soon as practicable after completion of each investment for a participant's account. Dividends paid on the accumulated shares, and fees and brokerage commissions paid on each participant's behalf by Wesbanco, will be included in the Form 1099 DIV information return to the Internal Revenue Service. A separate Form 1099 DIV will be sent for each class of stock covered in the Plan. Presently, only Wesbanco Common Stock is covered by the Plan.

     In addition, each participant will receive a copy of each communication sent generally to holders of Common Stock.

18.  WHO INTERPRETS AND REGULATES THE PLAN?

     The Administrator, Wesbanco Bank Wheeling, interprets the Plan. The terms, conditions, and operations of the Plan are governed by the laws of the State of West Virginia.

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



19.  MAY THE PLAN BE MODIFIED OR TERMINATED?

     The Administrator and Wesbanco may agree from time to time to amendments and modifications of the Plan.

     The Administrator, for whatever reason, at any time as it may determine in its sole discretion, may terminate a participant's participation in the Plan (and will terminate the Plan upon request by Wesbanco) after mailing a notice of intention to terminate to the participant affected at the address appearing on the Administrator's records. Upon termination, participants will receive a check for the cash value of any fractional share and certificates for the full shares of Common Stock in the participant's account unless the sale of all or part of such shares is requested by the participant. Such sale will be made as set forth in answer to Question 13 with respect to withdrawal from the Plan.

20. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF STOCK ACQUIRED THROUGH THE PLAN?

      ACQUISITION OF COMMON STOCK UNDER THE PLAN:
      -------------------------------------------
For FederalIncome Tax purposes, participants who have their cash dividends reinvested in Common Stock under the Plan will be treated the same as nonparticipants with respect to dividends on their shares. Participants will be treated as having received on each dividend payment date, the full amount of the cash dividends for that dividend payment date, even though the dividends are not actually received in cash but instead are applied to the purchase of shares for their accounts.


     Each participant's tax basis in the shares of Common Stock purchased will be equal to the amount of the cash dividends applied to the purchases of such shares.

     The Internal Revenue Service has ruled that brokerage commissions and service charges paid by a corporation on a participant's behalf in connection with stock purchased in the open market, as under this Plan, will be treated as distributions subject to Federal Income Tax in the same manner as dividends. However, these rulings further provide that the amount paid to cover service charges may be deductible by a participant who itemizes deductions on his Federal Income Tax return and the amount paid for brokerage commissions will be added to a participant's tax basis for the shares purchased.

     DISPOSITIONS OF COMMON STOCK UNDER THE PLAN:
     -------------------------------------------
No taxable income will be realized upon a participant's receipt of certificates for whole shares of Common Stock acquired under the Plan. Gain or loss may be recognized by a participant when shares are sold or otherwise disposed of in a taxable exchange, whether by the Administrator on behalf of the participant, or by the participant upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount the participant receives for the shares and his tax basis in such shares. A participant must also recognize gain or loss upon receipt of a cash payment for a fractional share equivalent credited to the participant's account upon termination of participation in, or termination of, the Plan. The amount of gain or loss will be the difference between the amount that the participant received for the fractional share equivalent, and the tax basis thereof.

     Participants are advised to consult with their own tax advisers to determine the particular tax consequences that may result from their participation in the Plan and the subsequent sale or other disposition of Common Stock acquired under the Plan. Participants should also consult their own tax advisers to determine the effect of state, local and foreign tax laws on their participation in the Plan.

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

                                WESBANCO, INC.
                        WHEELING, WEST VIRGINIA 26003
                                   PROXY
                       ANNUAL MEETING OF STOCKHOLDERS
                              APRIL 17, 1996


[MAILING LABEL]                                                 [LOGO]



     The undersigned hereby constitutes and appoints Carter W. Strauss, Thomas L. Thomas and John A. Welty, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the annual meeting of the stockholders of Wesbanco, Inc., to be held at the McLure House Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, on Wednesday, April 17, 1996, at 4:00 p.m., and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as follows:

     (1) For the election to the Board of Directors, except as otherwise specified below, of the following nominees, or any one or more of them:

               John W. Kepner           Joan C. Stamp
               Frank R. Kerekes         Robert H. Martin
               Melvin C. Snyder, Jr.    John A. Welty

with full authority to cumulate the votes represented by such shares and to distribute the same among the nominees in such manner and number as said attorneys and proxies, in their discretion, may determine.

     (2) To consider and act upon a proposed amendment to the Corporation's Dividend Reinvestment and Stock Purchase Plan to authorize the purchase of treasury stock or authorized but unissued shares of common stock from the Corporation in addition to open market purchases.

FOR_______                   AGAINST_______               ABSTAIN ________

     (3) In accordance with the judgment of the said attorneys and proxies upon such other matters as may be presented for consideration and action.


                                     _______________________________(SEAL)


                                     _______________________________(SEAL)
___________________, 1996.

(Please sign exactly as your name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.